UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

TNI BioTech, Inc.

(Exact name of registrant as specified in its charter).

Florida	000-54933	59-3226705
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification Number)

37 North Orange Avenue, Suite 607, Orlando, Florida 32801

(Address of principal executive offices) (Zip Code)

(888) 613 - 8802

(Registrant’s telephone number, including area code)

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01 Entry into a Material Definitive Agreement.

On August 6, 2014, TNI BioTech, Inc. (the “Company”) entered into a Supplementary Agreement on New Drug Methionine – Enkephalin Cooperation (the “Amendment”) with Hubei Qianjiang Pharmaceutical Co., Ltd., a Chinese listed company (“Qianjiang Pharmaceutical”), amending that certain Venture Cooperation Agreement on New Drug Methionine Enkephalin dated October 18, 2012, as amended by an Addendum to Venture Cooperation and a Supplementary Cooperation Agreement on New Drug Methionine Enkephalin.

The Company and Qianjiang Pharmaceutical executed the Amendment to accelerate clinical trials in both the United States and China, and agreed to immediately initiate three month Good Laboratory Practice (“GLP”) Toxicology Studies (rat and dog) within 30 days of signing the Amendment. The Amendment requires that the GLP Toxicology Studies Trials are conducted in China in accordance with international standards and standards acceptable to the U.S. Food and Drug Administration and that the studies include the following:

Exploratory Toxicology (nGLP)

•	Dose range finding studies
•	Different species and methods of administration
•	Multiple dosing regimens
•	Estimate the response vs. dose given

Definitive Toxicology (GLP)

•	Performed in collaboration with Calvert Laboratories (USA) and MPI/Medicillon (China)
•	General toxicology studies
•	Different species and methods of administration
•	Immunogenicity study with NHPs

Special Toxicology Studies (planned)

Pursuant to the Amendment, Qianjiang Pharmaceutical will make certain funds available from a co-administrative account, opened by Qianjiang Pharmaceutical for the develop of Methionine [Met5] - enkephalin (“MENK”) in China, in accordance with an approved budget and timeline set forth in the Amendment. A portion of these funds are expected to be used by Cytocom Inc., a wholly-owned subsidiary of the Company (“Cytocom”), to run PK and Dosing trials for MENK in the United States.

The Amendment requires Cytocom and Qianjiang Pharmaceutical to meet with the China State Food and Drug Administration (“SFDA”) to determine that PK and Dosing Trials completed in the United States will be acceptable to the SFDA. All developments and trials run by Cytocom in the U.S. or the European Union will be used for requesting registration approval in China.

On August 6, 2014, Professor Fengping Shan Ph.D., a member of the Company’s Board of Directors, executed an Assignment (the “Assignment”) pursuant to which he transferred his entire right, title and interest in and to the following listed Patents and/or Patent Applications in China to the Company: (1) CN 200710158742.7 Met-enkephalin, its application in in treating leukemia and other blood cancers; (2) CN 200710051586.4 Met-enkephalin, its application in preparation of human and animal vaccine; (3) CN 200610046249.1 A nasal spray formulation containing Met-enkephalin; (4) CN 201210290150.1 Low dose naltrexone, combined with MENK, its application in preparation of anticancer drug; (5) CN 201210302259.2 Low dose naltrexone, combined with MENK, its application in preparation of leukophoresis for anticancer; (6) CN 200810229085.5 Conpound met-enkephalin as a drug for colon cancer and pancreatic cancer using a method of by isolating and enriching a patient’s own immune cells and following an enriching external incubation are transfused back into the patient thereby providing the patient with a passive immunity containing large amounts of auto-amplified immune cells that combat cancer cells; (7) CN 200910011030.1 Naltrexone; and (8) CN 201210302259 Application of combination of low-dose naltrexone and methionine-enkephalin to preparation of anti-cancer drug.

The Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Assignment is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Amendment and the Assignment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

9.01 Financial Statements and Exhibits.

Exhibit 1.1 Supplementary Agreement on New Drug Methionine – Enkephalin Cooperation, dated August 6, 2014, between TNI BioTech, Inc. and Hubei Qianjiang Pharmaceutical Co., Ltd.

Exhibit 1.2 Assignment by Professor Fengping Shan Ph.D. to the Company, executed August 6, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

By: /s/ Noreen Griffin
Noreen Griffin, Chief Executive Officer